UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 24, 2020, Enterprise Products Partners L.P. (the “Partnership”), Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC and Skyline North Americas, Inc. (the “Selling Unitholder”), a wholly owned subsidiary of Marquard & Bahls AG, a German corporation (together with its affiliates, “M&B”), entered into an equity distribution agreement (the “Agreement”) with Morgan Stanley & Co. LLC (the “Sales Agent”), pursuant to which the Selling Unitholder may offer and sell from time to time through the Sales Agent common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate offering price of up to $500 million (the “Offered Units”).

The Offered Units represent a portion of the 54,807,352 Common Units that (i) were acquired by the Selling Unitholder from the Partnership in March 2020 as aggregate consideration in connection with the previously reported settlement of M&B’s put option (the “Liquidity Option”) pursuant to that certain Liquidity Option Agreement, dated as of October 1, 2014, by and among the Partnership, M&B and Oiltanking Holding Americas, Inc. and (ii) were registered for resale under the Partnership’s Registration Statement on Form S-3 (File No. 333-238170), as contemplated by the terms of that certain Registration Rights Agreement, dated as of March 5, 2020, by and between the Partnership and the Selling Unitholder.

Sales of the Offered Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Selling Unitholder and the Sales Agent. Under the terms of the Agreement, the Selling Unitholder may also sell Offered Units from time to time to the Sales Agent as principal for its own account at a price to be agreed upon at the time of such sale. Any sale of Offered Units to the Sales Agent as principal would be pursuant to the terms of a separate agreement among the Selling Unitholder, the Partnership and the Sales Agent.

The Selling Unitholder may enter into financing arrangements in the future, which arrangements may include pledging some or all of the Offered Units as collateral for such financing arrangements; accordingly, in such a circumstance the Selling Unitholder may not be able to sell all such Units.

The description of the Agreement in this Item 8.01 is qualified in its entirety by reference to Exhibit 1.1 hereto, which is incorporated herein by reference.

A legal opinion related to the Registration Statement is filed herewith as Exhibit 8.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Equity Distribution Agreement, dated June 24, 2020, by and among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC, Skyline North Americas, Inc. and Morgan Stanley & Co. LLC.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

104	Cover Page Interactive Data File–the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its General Partner

Date: June 24, 2020	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Executive Vice President – Accounting, Risk Control and Information Technology of Enterprise Products Holdings LLC

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer of Enterprise Products Holdings LLC

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